Exhibit 10.18

EXECUTION VERSION

REFINANCING AMENDMENT NO. 1

dated as of December 2, 2021,

among

GBT GROUP SERVICES B.V.,

as the Borrower,

GBT UK TOPCO LIMITED,

as a Loan Party,

GBT III B.V.,

as a Loan Party,

THE OTHER LOAN PARTIES PARTY HERETO,

THE LENDERS PARTY HERETO,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent and Collateral Agent

REFINANCING AMENDMENT NO. 1

This REFINANCING AMENDMENT NO. 1, dated as of December 2, 2021 (this “Agreement”), is entered into by and among GBT GROUP SERVICES B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office address at Kennedyplein 6, 5611 ZS, Eindhoven, Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 72308885, as the borrower (the “Borrower”), GBT III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office address at Kennedyplein 6, 5611 ZS, Eindhoven, Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 59194731 (the “Dutch Parent”), GBT UK TOPCO LIMITED, a private limited company incorporated in England and Wales with company registration number 12341105 (“UK TopCo”), the other LOAN PARTIES (as defined in the Credit Agreement (as defined below)) party hereto, each TRANCHE B-3 TERM LENDER (as defined below) party hereto, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and as Collateral Agent (as such terms are defined in the Credit Agreement or, to the extent applicable, Annex A attached hereto).

RECITALS:

WHEREAS, reference is made to the Credit Agreement, dated as of August 13, 2018 (as amended by that certain Amendment, Consent and Waiver Agreement, dated as of December 5, 2019, as supplemented by that certain Joinder Agreement, dated as of December 9, 2019, as further amended and modified by that certain Incremental Agreement and Reaffirmation, dated as of September 4, 2020, as further amended and modified by that certain Amendment Agreement, dated as of September 4, 2020, as further amended and modified by that certain Amendment, Incremental Agreement and Reaffirmation, dated as of January 20, 2021, and as further amended, supplemented or otherwise modified from time to time prior to the Tranche B-3 Term Amendment Effective Time (as defined below), the “Existing Credit Agreement” and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Agreement, the “Credit Agreement”), among the Borrower, the Dutch Parent, UK TopCo, the lenders and L/C issuers from time to time party thereto, the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the respective meanings assigned thereto in the Credit Agreement);

WHEREAS, pursuant to Section 2.17 of the Existing Credit Agreement:

(i) the Borrower wishes to obtain Refinancing Amendment Debt in respect of all of the Tranche B-1 Term Loans and Tranche B-2 Term Loans under the Existing Credit Agreement, which Refinancing Amendment Debt will be Replacement Term Loans in the form of a new Class of tranche B-3 Term Loans (the “Tranche B-3 Term Loans”; the commitments in respect of such Tranche B-3 Term Loans, the “Tranche B-3 Term Commitments”; the Lenders with Tranche B-3 Term Commitments and/or Tranche B-3 Term Loans, the “Tranche B-3 Term Lenders”), which will be made available upon the Tranche B-3 Term Amendment Effective Time (as defined below), subject to the terms and conditions hereof and of the Credit Agreement, as amended hereby, and which Tranche B-3 Term Loans shall constitute Term Loans for all purposes of the Credit Agreement and the other Loan Documents from and after the Tranche B-3 Term Amendment Effective Time; and

(ii) each Person identified on Schedule 2.01(c) attached hereto that is not a Lender under the Existing Credit Agreement immediately prior to the Tranche B-3 Term Amendment Effective Time wishes to become party to the Credit Agreement as a Replacement Lender and each

Person identified on such Schedule wishes to become a Tranche B-3 Term Lender;

WHEREAS, contemporaneously with the effectiveness of the Tranche B-3 Term Commitments at the Tranche B-3 Term Amendment Effective Time and pursuant to Section 2.17 of the Existing Credit Agreement, the Borrower wishes to make certain amendments to the Existing Credit Agreement to provide for the incurrence of the Tranche B-3 Term Loans;

WHEREAS, Morgan Stanley Senior Funding Inc. will act as the sole lead arranger and sole bookrunner with respect to the Tranche B-3 Term Loans and the Tranche B-3 Term Commitments; and

WHEREAS, immediately prior to the Tranche B-3 Term Amendment Effective Time, the Borrower is hereby notifying the Administrative Agent that it is requesting the establishment and Borrowing of Replacement Term Loans in the aggregate principal amount specified on Schedule 2.01(c) hereto pursuant to Section 2.17 of the Existing Credit Agreement to Refinance all of the Tranche B-1 Term Loans and Tranche B-2 Term Loans under the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.

Amendments to Existing Credit Agreement as of the Tranche B-3 Term Amendment Effective Time. Effective as of the Tranche B-3 Term Amendment Effective Time, the Existing Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:

“Majority Tranche B-3 Term Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the aggregate principal amount of Tranche B-3 Term Loans outstanding as of such date, and (b) the aggregate unused Tranche B-3 Term Commitments as of such date; provided that the unused Tranche B-3 Term Commitments of, and the portion of the outstanding Tranche B-3 Term Loans held or deemed held as of such date by, any Defaulting Lender or Lenders that are Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for purposes of making a determination of Majority Tranche B-3 Term Lenders.

“Refinancing Amendment No. 1” means that certain Refinancing Amendment No. 1, dated as of December 2, 2021, among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Collateral Agent and the Tranche B-3 Term Lenders party thereto.

“Required Tranche B-3 Term Lenders” means, as of any date of determination, Lenders having more than 66 2/3% of the sum of (a) the aggregate principal amount of Tranche B-3 Term Loans outstanding as of such date, and (b) the aggregate unused Tranche B-3 Term Commitments as of such date; provided that the unused Tranche B-3 Term Commitments of, and the portion of the outstanding Tranche B-3 Term Loans held or deemed held as of such date by, any Defaulting Lender or Lenders that are Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for purposes of making a determination of Required Tranche B-3 Term Lenders.

“Term Facility” means any of the Initial Term Facility, the Tranche B-1 Term Facility, the Tranche B-2 Term Facility, the Tranche B-3 Term Facility, any other Incremental Term Loan Facility or any Extended Term Loan Facility, as applicable.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA for such Test Period; provided that the amount of unrestricted cash and Cash Equivalents “netted” pursuant to clause (b) of the definition of “Consolidated Total Debt” for purposes determining such ratio as of any date shall not exceed $500,000,000. Notwithstanding anything to the contrary contained herein, for purposes of calculating the Total Leverage Ratio for any Test Period when Consolidated EBITDA for such Test Period is negative or zero, the Total Leverage Ratio for such Test Period shall be deemed to exceed any applicable level provided for in this Agreement; provided that, solely with respect to any determination of Total Leverage Ratio for purposes of the Applicable Margin or Section 7.02 for such a Test Period ending on or before September 30, 2023, if Consolidated EBITDA is greater than zero for each of the two most recently ended fiscal quarters of such Test Period, then Consolidated EBITDA for such Test Period shall be deemed to be the sum of Consolidated EBITDA for such two most recently ended fiscal quarters multiplied by 2.

“Tranche B-3 Term Facility Closing Date” means the date on which the Tranche B-3 Term Amendment Effective Time (as defined in Refinancing Amendment No. 1) occurs.

“Tranche B-3 Term Commitments” has the meaning assigned to such term in Refinancing Amendment No. 1.

“Tranche B-3 Term Facility” means the Tranche B-3 Term Commitments and the Tranche B-3 Term Loans made under Refinancing Amendment No. 1.

“Tranche B-3 Term Lender” means a Lender with a Tranche B-3 Term Commitment or an outstanding Tranche B-3 Term Loan.

“Tranche B-3 Term Loan Repayment Amount” has the meaning specified in Section 2.07(a)(ii).

“Tranche B-3 Term Loans” has the meaning assigned to such term in Refinancing Amendment No. 1.

(b)

The definition of “Adjusted Eurocurrency Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the reference to “Tranche B Term Loans” in the proviso thereto with a reference to “Tranche B-3 Term Loans”.

(c)	Clause (c) of the definition of “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)with respect to Tranche B-3 Term Loans, (i) initially, (x) 6.50% for Eurocurrency Rate Loans and (y) 5.50% for Base Rate Loans, and (ii) commencing with the delivery of the Compliance Certificate pursuant to Section

6.02(a) for the Test Period ending December 31, 2022 and from time to time thereafter, the applicable percentage per annum set forth below, as determined by reference to the Total Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Total Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	< 2.50:1.00	5.00%	4.00%
2	> 2.50:1.00 but < 5.00:1.00	5.75%	4.75%
3	> 5.00:1.00	6.50%	5.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(a) (it being understood and agreed that any such change shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); provided that, unless the Required Tranche B-3 Lenders otherwise agree in writing, “Pricing Level 3” (as set forth above) shall apply without regard to the Total Leverage Ratio at any time commencing three (3) Business Days after the date on which a Compliance Certificate was required to have been delivered for any Test Period ending on or after December 31, 2022, but was not delivered and shall continue to so apply to but excluding the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

If, as a result of any restatement of or other adjustment to the financial statements of GBT and its consolidated Subsidiaries or for any other reason, the Borrower determines or the Required Tranche B-3 Lenders determine in good faith (upon written notice to the Borrower setting forth in reasonable detail the basis for such determination) that (i) the Total Leverage Ratio as previously calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in a different Applicable Rate for any period with respect to the Tranche B-3 Term Loans, then (x) if the proper calculation of the Total Leverage Ratio would have resulted in a higher Applicable Rate for such period with respect to the Tranche B-3 Term Loans, Borrower shall retroactively be obligated to pay to Administrative Agent, for the benefit of the applicable Tranche B-3 Term Lenders, promptly on demand by Administrative Agent (at the direction of the Required Tranche B-3 Term Lenders), an amount equal to the excess of the amount of interest and fees on Tranche B-3 Term Loans outstanding during such period that should have been paid for such period over the amount of interest and fees on Tranche B-3 Term Loans outstanding during such period actually paid for such period; provided that such inaccuracy shall not in any event be deemed retroactively to be a Default or Event of Default pursuant to Section 8.01(a) if such amount is paid promptly on demand as set forth above; and (y) if the proper calculation of the Total Leverage Ratio would have resulted in a lower Applicable Rate for such period, neither Agent nor any Lender shall have any obligation to repay any interest to Borrower; provided that if, as a result of any restatement or other event a proper calculation of the Total Leverage Ratio would have resulted in a higher Applicable Rate for one or more periods and a lower Applicable Rate for one or more other periods with respect to the Tranche B-3 Term Loans (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrower pursuant to clause (x) above shall be based upon the excess, if any, of the aggregate amount of interest that should have been paid on outstanding Tranche B-3 Term Loans for all applicable periods over the aggregate amount of interest actually paid on outstanding Tranche B-3 Term Loans for all such periods.”

(d)

The definition of “Borrowing” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by (x) replacing the reference therein to “and (f)” with a reference to “, (f)”, and (y) replacing the reference therein to “.” at the end of clause (f) thereof with the following language:

“, or (g) the Incurrence of one Type of Replacement Term Loan of a specified Class on a given date (or resulting from continuations or conversions on a given date) having, in the case of Eurocurrency Rate Loans, the same Interest Period, as the context may require.”

(e)

The definitions of “Class” and “Commitment” set forth in Section 1.01 of the Existing Credit Agreement are hereby amended, as appropriate, by (x) inserting a reference to “, Tranche B-3 Term Loans” immediately following each reference therein (if any) to the defined term “Tranche B-2 Term Loans”, and (y) inserting a reference to “, Tranche B-3 Term Commitment” immediately following each reference therein (if any) to the defined term “Tranche B-2 Term Commitment”.

(f)	Clause (f) of the definition of “Excluded Taxes” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) with respect to any Term Lender (other than any Initial Term Lender in its capacity as such) and any Obligations in respect of any Term Facility (other than the Initial Term Facility), any Tax pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) substantially in the form as published in the Official Gazette (Staatsblad) Stb. 2019, 513 of December 27, 2019 or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with; provided that, in the case of (i) any Person that becomes a Term Lender of any Class (other than any Initial Term Lender in its capacity as such) after the relevant Incremental Facility Closing Date for such Class or the effective date of the relevant Extension Agreement or Refinancing Amendment for such Class, as applicable, or (ii) any Term Lender of any Class (other than any Initial Term Lender in its capacity as such) that changes its Applicable Lending Office after the relevant Incremental Facility Closing Date for such Class or the effective date of the relevant Extension Agreement or Refinancing Amendment for such Class, as applicable, this clause (f) shall also give effect to any amended or successor version thereof that is in effect on the date such Person so becomes a Term Lender of such Class or so changes its Applicable Lending Office solely with respect to such Person in its capacity as a Term Lender of such Class and any Obligations owed or owing to such Person from time to time in respect of the Term Facility of such Class.”

(g)	The definition of “Facility” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended, as appropriate, by inserting a reference to “, the Tranche B-3 Term Facility” immediately following each reference therein (if any) to the defined term “Tranche B-2 Term Facility”.

(h)

Clause (c) of the definition of “Lender” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting a reference to “or Section 2.17” immediately following the reference therein to “Section 2.14”.

(i)	The definition of “Make-Whole Amount” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Make-Whole Amount” means, with respect to any applicable repayment or prepayment of any Tranche B-3 Term Loans, an amount equal to the sum of (a) an amount equal to the present value of the amount of interest that would have been paid on the principal amount of such Tranche B-3 Term Loans being so repaid or prepaid for the period from and including the date of such repayment or prepayment to but excluding the date that is the 24-month anniversary of the Tranche B-3 Term Facility Closing Date (in each case, calculated (x) on the basis of the interest rate with respect to such Class of Loans that is in effect on the date of such repayment or prepayment and (y) on the basis of actual days elapsed over a year of three hundred sixty-five (365) days), discounted to the prepayment date at the Treasury Rate as of such prepayment date plus 50 basis points, and (b) 2.25% of the principal amount of such Tranche B-3 Term Loans being so repaid or prepaid.”

(j)

The definition of “Repayment Amount” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by (x) replacing the reference therein to “any Tranche B-1 Term Loan Repayment Amount, any Tranche B-2 Term Loan Repayment Amount” with a reference to “any Tranche B-3 Term Loan Repayment Amount”.

(k)	The definition of “Required Lenders” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Required Lenders” means, as of any date of determination, Lenders having more than 66 2/3% of the sum of (a) the Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) as of such date, (b) the aggregate unused Term Commitments, Tranche B-3 Term Commitments and any other Incremental Term Loan Commitments as of such date and (c) Total Available Revolving Credit Commitments and aggregate unused Extended Revolving Credit Commitments as of such date; provided that the unused Term Commitment, the unused Tranche B-3 Term Commitment, any other unused Incremental Term Loan Commitment and Available Revolving Credit Commitment, Extended Revolving Credit Commitments of, and the portion of the Total Outstandings held or deemed held as of such date by any Defaulting Lender or Lenders that are Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for purposes of making a determination of Required Lenders.”

(l)

The definition of “Term Lender” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by (x) inserting a reference to “, a Tranche B-3 Term Commitment” immediately following the reference therein to the defined term “Tranche B-2 Term

Commitment”, and (y) inserting a reference to “, a Tranche B-3 Term Loan” immediately following the reference therein to the defined term “Tranche B-2 Term Loan”.

(m)

The definition of “Term Loan” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting a reference to “, a Tranche B-3 Term Loan” immediately following the reference therein to the defined term “Tranche B-2 Term Loan”.

(n)	Article I of the Existing Credit Agreement is hereby amended by adding the following new Section 1.12 at the end thereof:

“Section 1.12.Benchmark Replacement, Etc.  The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.”

(o)

Section 2.05(a) of the Existing Credit Agreement (other than the portion thereof preceding the sentence therein starting with the phrase “Notwithstanding the foregoing provisions of this Section 2.05(a) or anything in this Agreement or any other Loan Document to the contrary”) is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing provisions of this Section 2.05(a) or anything in this Agreement or any other Loan Document to the contrary, in the event that, prior to the 42-month anniversary of the Tranche B-3 Term Facility Closing Date, any of the Tranche B-3 Term Loans are repaid or prepaid for any reason (including as a result of any mandatory prepayments, voluntary prepayments, payments made following acceleration of the Tranche B-3 Term Loans or after an Event of Default), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Tranche B-3 Term Lenders, (A) in the case of any such prepayment or repayment of any Tranche B-3 Term Loan that is made prior to the 24-month anniversary of the Tranche B-3 Term Facility Closing Date, the applicable Make-Whole Amount as of the date of such repayment or prepayment of such Tranche B-3 Term Loan, and (B) in the case of any other such prepayment or repayment of any Tranche B-3 Term Loan, the applicable premium set forth in the table below of the principal amount of such Tranche B-3 Term Loan being so repaid or prepaid, which amounts shall be earned, due and payable on the date of such prepayment or repayment of such Tranche B-3 Term Loan (such amounts, including any applicable Make-Whole Amount pursuant to clause (A) above and any applicable premium amount pursuant to this clause (B), as the case may be, the “Prepayment Premium”); provided that no Make-Whole Amount or other Prepayment Premium shall apply to or be earned, due or payable in respect of mandatory prepayments made by Borrower pursuant to Section 2.05(b)(i), 2.05(b)(ii) or 2.05(b)(viii):

Relevant Period under Clause (B) Above	Prepayment Premium
Any prepayment or repayment of any Tranche B-3 Term Loan on or after the 24-month anniversary of the Tranche B-3 Term Facility Closing Date and prior to the 36-month anniversary of the Tranche B-3 Term Facility Closing Date	2.25%

Any prepayment or repayment of any Tranche B-3 Term Loan on or after the 36-month anniversary of the Tranche B-3 Term Facility Closing Date and prior to the 42-month anniversary of the Tranche B-3 Term Facility Closing Date	1.00%

If, prior to the 42-month anniversary of the Tranche B-3 Term Facility Closing Date, any Tranche B-3 Term Loans are accelerated or otherwise become due prior to their maturity date as a result of an Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the amount of principal of and premium that becomes due and payable on such Tranche B-3 Term Loans shall equal the sum of (X) 100% of the principal amount of the Tranche B-3 Term Loans so accelerated or otherwise becoming due and (Y) the Prepayment Premium in effect on the date of such acceleration or such other prior due date with respect to such Tranche B-3 Term Loans so accelerated or otherwise becoming due, as if such acceleration or other occurrence were a voluntary prepayment of the Tranche B-3 Term Loans accelerated or otherwise becoming due.  Without limiting the generality of the foregoing, it is understood and agreed that if any Tranche B-3 Term Loans are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Prepayment Premium that would have been applicable with respect to a voluntary prepayment of such Tranche B-3 Term Loans will also be due and payable on the date of such acceleration or such other prior due date as though the Tranche B-3 Term Loans so accelerated or otherwise becoming due were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the Borrower and the Tranche B-3 Term Lenders as to a reasonable calculation of each Tranche B-3 Term Lender’s loss as a result thereof.  Any premium payable to a Tranche B-3 Term Lender pursuant to this Section 2.05(a) shall be presumed to be the liquidated damages sustained by such Tranche B-3 Term Lender and the Borrower agrees that it is reasonable under the circumstances currently existing.  THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable to the Tranche B-3 Term Lenders notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Tranche B-3 Term Lenders and the Borrower giving specific consideration in the transactions contemplated by Refinancing Amendment No. 1 and the Tranche B-3 Incremental Agreement for such agreement to pay the Prepayment Premium; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to with the Tranche B-3 Term Lenders in this paragraph.”

(p)

Each of Sections 2.05(b)(i) and 7.03(dd) of the Existing Credit Agreement are hereby amended by inserting a reference to “and the Tranche B-3 Term Loans” immediately following each reference therein to the defined term “Initial Term Loans”.

(q)

Section 2.05(b)(iv) of the Existing Credit Agreement is hereby amended by replacing each reference contained therein to “Term Loan Repayment Amounts” with a reference to “Initial Term Loan Repayment Amounts and Tranche B-3 Term Loan Repayment Amounts”.

(r)	Section 2.07(a)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) With respect to the Tranche B-3 Term Loans for the ratable account of the Tranche B-3 Term Lenders, the remaining unpaid principal balance of the outstanding Tranche B-3 Term Loans shall be due on the Maturity Date (such amount, the “Tranche B-3 Term Loan Repayment Amount”); provided, further, that, if such day is not a Business Day, such payment shall be made on the immediately preceding Business Day.”

(s)	Section 2.08(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to the provisions of Section 2.08(b):

(i)Each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurocurrency Rate for such Interest Period plus the Applicable Rate for Eurocurrency Rate Loans then in effect for Eurocurrency Rate Loans, (y) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then in effect for Base Rate Loans and (z) all Loans denominated in an Alternative Currency shall be made as Eurocurrency Rate Loans.

(ii)Notwithstanding clause (i) above, through and including the date that is the 24-month anniversary of the Tranche B-3 Term Facility Closing Date, so long as no Event of Default has occurred and is continuing, solely with respect to the Tranche B-3 Term Loans, the Borrower shall have the option to either (x) pay all accrued interest due on the Tranche B-3 Term Loans on an Interest Payment Date in cash at the applicable rate per annum pursuant to clause (i) above or (y) pay a portion of the accrued interest due on the Tranche B-3 Term Loans on such Interest Payment Date in-kind by capitalizing such interest and adding it to the then-outstanding principal amount of the Tranche B-3 Term Loans, with such amount of capitalized interest to be deemed added to the outstanding principal amount of each of the Tranche B-3 Term Loans for all purposes of the Loan Documents (any such amount so paid-in-kind and added as principal to the Tranche B-3 Term Loans, “PIK Interest” and any such election, a “PIK Election”) and the balance of such accrued interest that has not been paid in-kind shall be paid in cash. If the Borrower makes a PIK Election with respect to any such Interest Payment Date, then the interest accrued and payable on the Tranche B-3 Term

Loans for the relevant period shall be: (A) interest on the outstanding principal amount thereof for such period at a rate per annum equal to the Adjusted Eurocurrency Rate for such period plus 4.00%, which interest amount pursuant to this clause (A) shall be due and payable in cash on such Interest Payment Date and (B) interest on the outstanding principal amount thereof for such period at a rate per annum equal to 4.00%, which interest amount pursuant to this clause (B) shall be due and payable as PIK Interest on such Interest Payment Date. The Borrower may make a PIK Election with respect to any such Interest Payment Date by delivering written notice thereof to the Administrative Agent no later than 11:00 a.m. five (5) Business Days prior to the first day of the related Interest Period for the relevant Tranche B-3 Term Loans.”

(t)

Section 2.14(c)(A) of the Existing Credit Agreement is hereby amended by (x) inserting a reference to “or the Tranche B-3 Term Loans” immediately following the reference to the defined term “Initial Term Loans” in subclause (iii) thereof, and (y) inserting a reference to “or the remaining Tranche B-3 Term Loan” immediately following the reference to the defined term “Initial Term Loan” in subclause (iv) thereof.

(u)	Article II of the Existing Credit Agreement is hereby amended by adding a new Section 2.19 at the end thereof as set forth on Annex A hereto.
(v)	Clause (iv) of Section 6.02(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(iv) commencing with the first Compliance Certificate to be delivered in connection with the Section 6.01 Financials for the fiscal year ending December 31, 2022, certifying a calculation of the Total Leverage Ratio as of the last day of the most recently ended Test Period and whether such Total Leverage Ratio results in a change in the applicable “Pricing Level” with respect to Tranche B-3 Term Loans as set forth in clause (c) of the definition of “Applicable Rate”;”

(w)	Section 8.01(m) of the Existing Credit Agreement is hereby deleted in its entirety.
(x)

Section 10.07(b)(i)(C) of the Existing Credit Agreement is hereby amended by inserting a reference to “or a Tranche B-3 Term Commitment” immediately following the reference therein to the defined term “Term Loan”.

2.

Tranche B-3 Term Loans. Subject to the terms and conditions set forth herein and in the Credit Agreement (for the avoidance of doubt, as amended and in effect from time to time after giving effect to the Tranche B-3 Term Amendment Effective Time), each Tranche B-3 Term Lender severally agrees to make Tranche B-3 Term Loans to the Borrower in Dollars in a single borrowing upon the Tranche B-3 Term Amendment Effective Time in a principal amount equal to such Tranche B-3 Term Lender’s Tranche B-3 Term Commitment as set forth opposite such Tranche B-3 Lender’s name on Schedule 2.01(c) hereto under the caption “Tranche B-3 Term Commitment” (it being understood and agreed that the obligation of each Tranche B-3 Term Lender to make its Tranche B-3 Term Loans shall be subject only to the satisfaction of the conditions set forth in Section 5 below (or waiver thereof in accordance with such section)). Tranche B-3 Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein and in the Credit Agreement. Amounts borrowed pursuant to this Agreement and repaid or prepaid may not be reborrowed. The Tranche B-3 Term Loans shall be subject to the following terms and conditions:

(a)	Ratings. Unless otherwise mutually agreed between the Borrower and the Tranche B-3

Term Lenders, Section 6.18(i) of the Existing Credit Agreement shall not apply to the Tranche B-3 Term Facility.

(b)

Use of Proceeds. The Borrower shall use the proceeds of the Tranche B-3 Term Loans made upon the Tranche B-3 Term Amendment Effective Time in accordance with Sections 2.05(b)(iii) and 2.17 of the Existing Credit Agreement to Refinance in full the existing Tranche B-1 Term Loans and the existing Tranche B-2 Term Loans.

(c)

Maturity Date. The Maturity Date of the Tranche B-3 Term Loans shall be the fifth anniversary of the date on which the Tranche B-3 Term Amendment Effective Time occurs; provided that if such day is not a Business Day, such Maturity Date shall be the Business Day immediately preceding such day.

(d)

Assignments. Notwithstanding anything to the contrary in Section 10.07(b)(i) of the Credit Agreement, the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of any Tranche B-3 Term Commitment or Tranche B-3 Term Loan except for (I) assignments to an Affiliate of Apollo Management, Ares Management or HG Vora Capital Management or an Approved Fund that is administered, advised or managed by Apollo Management, Ares Management or HG Vora Capital Management or any of their respective Affiliates, (II) an assignment of any funded Tranche B-3 Term Loan, if the Borrower has not responded to a written notice requesting consent within ten Business Days of receipt thereof, (III) an assignment of any funded Tranche B-3 Term Loan to any other Lender, any Affiliate of a Lender or any Approved Fund and/or (IV) if a Specified Event of Default has occurred and is continuing, assignments to any Assignee that is not an Ineligible Institution.

(e)

Other Terms Generally. On and after the Tranche B-3 Term Amendment Effective Time, except as otherwise set forth in this Agreement or in the Credit Agreement as amended pursuant hereto, for all purposes under the Credit Agreement and the other Loan Documents, (i) the Tranche B-3 Term Loans (x) shall constitute “Term Loans” and “Tranche B-3 Term Loans” under the Credit Agreement and the other Loan Documents, (y) shall have the same terms as the Tranche B Term Loans (as defined in the Existing Credit Agreement) that were outstanding immediately prior to the Refinancing thereof pursuant to this Agreement and (z) shall be treated for purposes of voluntary and mandatory prepayments and all other terms as Initial Term Loans and Tranche B Term Loans under the Credit Agreement and the other Loan Documents (it being understood that the Tranche B-3 Term Loans shall constitute a new and separate Class of Term Loans from the Initial Term Loans under the Credit Agreement), and (ii) each Tranche B-3 Term Lender shall be deemed to be, and shall have all rights of, a “Term Lender” and a “Tranche B-3 Term Lender” under the Credit Agreement and the other Loan Documents.

3.

Commitments. Effective as of the Agreement Effective Time (as defined below), each Tranche B-3 Term Lender hereby commitments to providing, on the Tranche B-3 Term Amendment Effective Time, the Tranche B-3 Term Commitments the Tranche B-3 Term Loans under the Credit Agreement in a principal amount equal to the amount set forth opposite such Tranche B-3 Lender’s name on Schedule 2.01(c) hereto, subject to the terms and conditions set forth herein (including, for the avoidance of doubt, the conditions set forth in Section 5 hereof).

4.

Conditions Precedent to the Agreement Effective Time.  This Agreement (other than (x) the provisions contained in Sections 1, 2, 7(e), 8(b), 8(d), 9 and 17 hereof (such provisions, collectively, the “Subsequent Amendment Provisions”)) will become effective as of the first time as of which (the time at which this Agreement (other than the Subsequent Amendment Provisions) becomes effective, the “Agreement Effective Time”) the Administrative Agent (or its counsel) shall have received from each of the Borrower, the other Loan Parties party hereto each of the Persons listed on Schedule 2.01(c) hereto, either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart to this Agreement.

5.

Conditions Precedent to the Tranche B-3 Term Amendment Effective Time. The Subsequent Amendment Provisions (including the amendments to the Credit Agreement set forth therein) will become effective, and the Tranche B-3 Term Loans contemplated hereby will be established under the Credit Agreement, as of the first time as of which (the time at which the Subsequent Amendment Provisions become effective and such Tranche B-3 Term Loans are so established under the Credit Agreement, the “Tranche B-3 Term Amendment Effective Time”) each of the following conditions have been satisfied (or waived by the Tranche B-3 Term Lenders) and the obligation of each Tranche B-3 Term Lender to make its Tranche B-3 Term Loans hereunder shall be subject only to the satisfaction (or waiver) of such conditions:

(a)	the Agreement Effective Time shall have occurred;
(b)

the Administrative Agent shall have received for each Loan Party a certificate of the secretary, assistant secretary, director, managing director (where applicable) or other authorized signatory of such Loan Party dated as of the date on which the Tranche B-3 Term Amendment Effective Time occurs, certifying:

(i)

as to copies of each Organizational Document of such Loan Party certified, to the extent customary in the applicable jurisdiction, as of a recent date by the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, as applicable, being in full force and effect without modification or amendment;

(ii)

as to copies of signature and incumbency certificates of the Responsible Officers or other authorized signatories of such Loan Party executing this Agreement and any other Loan Documents to be executed by such Loan Party in connection herewith being in full force and effect without modification or amendment;

(iii)

as to copies of resolutions (or excerpts thereof) of the Board of Directors or similar governing body or the shareholders or a certificate of a director of such Loan Party, to the extent applicable or customary in the relevant jurisdiction (x) approving and authorizing (or evidencing the approval and authorization of) the execution, delivery (to the extent applicable) and performance of this Agreement and any other Loan Documents to be executed by such Loan Party in connection herewith and the guarantees of the Obligations and the security granted therefor, and (y) in the case of the Borrower, the extensions of credit contemplated hereby and incurrence of the other Obligations in connection herewith being in full force and effect without modification or amendment;

(iv)

as to copies of a good standing certificate (to the extent available, or such other customary functionally equivalent certificates, in each case, if customary in the applicable jurisdiction) of such Loan Party as of a recent date, from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, as applicable, being in full force and effect without modification or amendment;

(v)	as to solvency of the Loan Parties in the manner certified to by the Loan Parties in connection with the Closing Date; and
(vi)

in the case of the Loan Parties (other than the U.S. Loan Parties), that the borrowing, guarantee, or granting of Liens with respect to the Tranche B-3 Term Loans or any of the other Obligations would not cause any borrowing, guarantee, security or similar limit binding on such Loan Party to be exceeded;

(c)

the representations and warranties of the Borrower and each other Loan Party contained in Section 7 below shall be true and correct in all material respects as of the Tranche B-3 Term Amendment Effective Time; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(d)

no Default or Event of Default shall exist, or would result from the Credit Extensions proposed to be made upon the Tranche B-3 Term Amendment Effective Time pursuant to this Agreement or from the application of the proceeds therefrom;

(e)

the Tranche B-3 Term Lenders shall have received all documentation and other information about the Borrower and the Guarantors as has been reasonably requested by the Tranche B-3 Term Lenders in writing at least five (5) days prior to the Tranche B-3 Term Amendment Effective Time that the Tranche B-3 Term Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act;

(f)

the Administrative Agent and the Tranche B-3 Term Lenders shall have received a certificate, dated as of the date on which the Tranche B-3 Term Amendment Effective Time occurs and signed by a Responsible Officer of the Borrower confirming the applicable requirements of Sections 5(c) and 5(d) above and Section 5(h) below and have been satisfied as of the Tranche B-3 Term Amendment Effective Time;

(g)

all fees payable hereunder (including the Upfront Fee) shall have been paid by the Borrower to the Tranche B-3 Term Lenders and all reasonable and documented out-of-pocket expenses of the Tranche B-3 Term Lenders and the Administrative Agent incurred in connection with this Agreement and invoiced to the Borrower prior to the Tranche B-3 Term Amendment Effective Time shall have been paid by the Borrower;

(h)

since December 2, 2021, there has been no event or circumstances that has had or would reasonably be expected to have a Material Adverse Effect, other than any event or circumstances consisting of a COVID-19 Pandemic (as defined below), or any law, regulation, statute, mandate or guideline issued by a Governmental Authority providing for business closures, quarantine, or other restrictions related to or arising out of the COVID-19 Pandemic;

(i)	the Administrative Agent shall have received a Committed Loan Notice relating to the borrowing of the Tranche B-3 Term Loans; and
(j)	the Tranche B-3 Term Amendment Effective Time shall occur on a date that is on or after December 16, 2021, but in any event no later than 1:00 p.m. (New York time) on December

21, 2021 (such date and time, the “Borrowing Deadline”) (it being understood that if the Tranche B-3 Term Amendment Effective Time shall not have occurred on or prior to such time on December 21, 2021, the commitments set forth in Section 3 hereof shall automatically terminate at such time).

As used herein, “COVID-19 Pandemic” means the novel strain of coronavirus (SARS-Cov-2) (including all additional variations and strains thereof) and its disease commonly known as COVID-19 (“COVID-19”), which was declared to be a global pandemic by the World Health Organization on March 11, 2020.

For purposes of determining compliance with the conditions specified in this Section 5, each of the Tranche B-3 Term Lenders as of the Tranche B-3 Term Amendment Effective Time shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such party unless the Administrative Agent shall have received written notice from such party prior to the Tranche B-3 Term Amendment Effective Time specifying its objection thereto.

6.	Conditions Subsequent. The failure to satisfy any of the below conditions subsequent in the time set forth below shall constitute an Event of Default under the Credit Agreement:
(a)

Immediately following the Agreement Effective Time, each of the Loan Parties party hereto and the Tranche B-3 Term Lenders party hereto agree to execute and deliver to the Administrative Agent on the date hereof a counterpart of an Amendment, Incremental Agreement and Reaffirmation to the Credit Agreement signed on behalf of such party in form and substance satisfactory to the Tranche B-3 Term Lenders.

(b)

Immediately upon and following the execution of this Agreement, each of the Loan Parties shall use its best efforts to, and to cause the other Loan Parties to, satisfy each of the conditions precedent and conditions subsequent set forth in this Agreement, including but not limited to (i) each of the conditions precedent to the Conditions Precedent to the Agreement Effective Time as set forth in Section 4 hereto and (ii) each of the conditions precedent to the Tranche B-3 Term Amendment Effective Time as set forth in Section 5 hereto.

(c)

Substantially concurrently with the funding of the Tranche B-3 Term Loans under this Agreement upon the Tranche B-3 Term Amendment Effective Time, (i) the proceeds thereof shall be applied in accordance with Sections 2.05(b)(iii) and 2.17 of the Existing Credit Agreement to Refinance all of the Tranche B-1 Term Loans and Tranche B-2 Term Loans under the Existing Credit Agreement and (ii) all remaining unused Tranche B-2 Term Commitments shall have been terminated and permanently reduced to zero.

(d)

Following the Tranche B-3 Term Amendment Effective Time (on the date on which the Tranche B-3 Term Amendment Effective Time occurs), the Administrative Agent and the Tranche B-3 Term Lenders shall have received the following opinions dated as of the date on which the Tranche B-3 Term Amendment Effective Time occurs (or from such other counsel in any jurisdiction identified below as is reasonably acceptable to the Administrative Agent and the Tranche B-3 Term Lenders), in each case, addressed to the Administrative Agent, the Tranche B-3 Term Lenders and the other Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Tranche B-3 Term Lenders and covering such matters relating to the Loan Parties and this Agreement as the Administrative Agent or the Tranche B-3 Term Lenders shall reasonably request prior to the Tranche B-3 Term Amendment Effective Time:

(i)	Skadden, Arps, Slate, Meagher & Flom LLP, as special New York counsel to the Loan Parties;
(ii)	Loyens & Loeff, as Dutch counsel for the Loan Parties; and
(iii)	Skadden, Arps, Slate, Meagher & Flom (UK) LLP, as special English counsel to the Loan Parties.
7.

Representations and Warranties. As of each of (i) the Agreement Effective Time (other than with respect to Section 7(e) below), and (ii) the Tranche B-3 Term Amendment Effective Time, each Loan Party hereby represents and warrants to the Agents and the Lenders that:

(a)

such Loan Party (i) is duly incorporated, organized or formed, as applicable, and validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, and (ii) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

(b)

the execution, delivery and performance by such Loan Party of this Agreement and the consummation by such Loan Party of the transactions contemplated hereby are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (i) conflict with or contravene the terms of any of such Person’s Organizational Documents, (ii) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents and other Liens permitted by the Credit Agreement), (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach, contravention or violation (but not creation of Liens) referred to in clause (ii) or (iii), to the extent that such conflict, breach, contravention or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c)

no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement, or (ii) the grant by such Loan Party of the Liens granted by it pursuant to the Collateral Documents or the perfection of the Liens created under the Collateral Documents, except for (x) filings, registrations or other Perfection Requirements necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, (y) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (A) duly obtained, taken, given or made and are in full force and effect or (B) set out as qualifications or reservations in any legal opinions delivered in connection with this Agreement and/or the other Loan Documents, and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d)

such Loan Party has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, (iii) the making or the procuring of the appropriate registration, filings, endorsements, notarizations, stampings or notifications of the Loan Documents as specifically contemplated by the relevant Loan Document, (iv) the time barring of claims under applicable law and defences of set-off or counterclaim, and/or (v) any matters which are set out as qualifications or reservations in any legal opinions delivered to the Secured Parties under or in connection with this Agreement and/or the other Loan Documents; and

(e)

immediately after giving effect to the Tranche B-3 Term Amendment Effective Time and the incurrence of the Tranche B-3 Term Loans, (i) the representations and warranties of the Loan Parties set forth in the Credit Agreement (other than with respect to the representations and warranties set forth in Section 5.05(b) thereof) and the other Loan Documents are true and correct in all material respects; provided that to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (ii) no Default exists or will result from the consummation of this Agreement and the transactions contemplated hereby.

8.	Reaffirmation of the Loan Parties; Reference to and Effect on the Credit Agreement and the other Loan Documents.
(a)

Each Loan Party hereby consents to the amendments to the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests and/or guarantees granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents, in each case, as and to the extent provided in the Loan Documents. Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force.

(b)

For greater certainty and without limiting the provisions of Section 8(a) above, each Loan Party hereby also confirms that, as of and after the Tranche B-3 Term Amendment Effective Time, the existing security interests and/or guarantees granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents shall also extend to all Obligations under the Tranche B-3 Term Facility, including, without limitation, all Tranche B-3 Term Loans made available to the Borrower pursuant to this Agreement, as amended by this Agreement, in each case, as and to the extent provided in the Loan Documents.

(c)

Except to the extent expressly set forth in this Agreement, the execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit

Agreement or any of the other Loan Documents.

(d)

As of and after the Tranche B-3 Term Amendment Effective Time, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended, supplemented and otherwise modified by this Agreement.

9.	Recordation of the New Loans. Upon the Tranche B-3 Term Amendment Effective Time, the Administrative Agent will record the Tranche B-3 Term Loans made by each Tranche B-3 Term Lender in the Register.
10.

Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except (i) prior to the Tranche B-3 Term Amendment Effective Time, pursuant to a written agreement signed by each of the parties hereto and (ii) from and after the Tranche B-3 Term Amendment Effective Time, as permitted by the relevant provisions of the Credit Agreement.

11.

Entire Agreement. This Agreement, the other Loan Documents and, effective as of the Tranche B-3 Term Amendment Effective Time, any separate letter agreements with respect to fees payable to the Tranche B-3 Term Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents (other than as set forth in Section 10.07(a) of the Credit Agreement). This Agreement shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Loan Documents shall, to the extent not paid on or prior to the Agreement Effective Time, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

12.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
13.

Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.

Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each party hereto that has executed this

Agreement through electronic means represents and warrants to the other parties hereto that it has the requisite corporate or other organizational capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in such party’s constitutive documents. Except as provided in Sections 4 and 5 hereof, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the Loan Parties as of the date hereof and each of the Persons listed on Schedule 2.01(c) hereto, and thereafter shall be binding in accordance with the terms hereof upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery to the Administrative Agent by any Lender of an executed counterpart of a signature page to this Agreement shall constitute such Lender’s irrevocable consent to each of the amendments to the Credit Agreement set forth herein, which irrevocable consent shall be binding (a) on such Lender’s successors and assigns in accordance with the terms hereof, notwithstanding the occurrence of any assignment of or succession in interest to such Lender’s Loans and/or Commitments prior to the occurrence of the Tranche B-3 Term Amendment Effective Time and (b) with respect to any Loans and/or Commitments held by such Lender on the date such Lender delivers its executed counterpart of a signature page to this Agreement or thereafter acquired by such Lender.

15.	Upfront Fees; Make Whole Amount Fee; Costs and Expenses of Tranche B-3 Term Lenders.
(a)

Immediately upon the Tranche B-3 Term Amendment Effective Time, the Borrower will pay to the Tranche B-3 Term Lenders a fee of 1.50% of the aggregate amount of the aggregate principal amount of the Tranche B-3 Replacement Term Commitments (the “Upfront Fee”). Such Upfront Fee shall be fully earned on the execution of this Agreement, and payable on the Tranche B-3 Term Amendment Effective Time. In addition, the Borrower shall pay all reasonable costs and expenses (including without limitation the expenses of counsel) incurred by the Tranche B-3 Term Lenders and the Administrative Agent in connection with this Agreement. Such payment of costs shall be made on the Tranche B-3 Term Amendment Effective Time, as provided in the conditions to the Tranche B-3 Amendment Effective Time, and if and to the extent for any reason such costs and expenses are not paid on the Tranche B-3 Term Amendment Effective Time then the same shall be paid within one (1) Business Day of demand therefore after the Tranche B-3 Amendment Effective Time.

(b)

In the event the Borrower does not borrow the full amount of the aggregate principal amount of the Tranche B-3 Replacement Term Commitments by the Borrowing Deadline (such event, the “Failure to Borrow”) and the Tranche B-3 Term Lenders were ready, willing and able to fund, the Borrower and the other Loan Parties acknowledge and agree that the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Tranche B-3 Term Lenders an amount equal to the applicable Make-Whole Amount on the aggregate principal amount of the Tranche B-3 Replacement Term Commitments that were not borrowed as if such Tranche B-3 Replacement Term Commitments were fully drawn on December 16, 2021 and prepaid prior to the 24-month anniversary of the Tranche B-3 Term Facility Closing Date (the “Make Whole Amount Fee”). Such Make Whole Amount Fee, if any, shall be fully earned and payable on the Borrowing Deadline. In addition, the Borrower shall pay all additional reasonable costs and expenses (including without limitation the expenses of counsel) incurred by the Tranche B-3 Term Lenders in connection with this Agreement and/or the Failure to Borrow. Such payment of costs shall be made on the Borrowing Deadline, and if and to the extent for any reason such costs and expenses are not paid on the Borrowing Deadline then the same shall be paid within one (1) Business Day of demand therefore after the

Borrowing Deadline.

16.

WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

17.

Loan Document. As of and after the Agreement Effective Time, this Agreement shall constitute a “Refinancing Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BORROWER:

GBT GROUP SERVICES B.V.

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

GUARANTORS:

GBT EURO TRAVEL HOLDINGS B.V.

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

GBT II B.V.

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

GBT III B.V.

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

HOGG ROBINSON HOLDINGS B.V.

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

GUARANTORS (CONT’D):

EXECUTIVE TRAVEL ASSOCIATES LLC

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

GBT US III LLC

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

GBT US LLC

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

HOGG ROBINSON USA HOLDINGS LLC

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

HOGG ROBINSON USA LLC

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

OVATION TRAVEL, LLC

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorized Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

GUARANTORS (CONT’D):

FARNBOROUGH LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

GBT TRAVEL SERVICES UK LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

GBT UK TOPCO LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

GLOBAL BUSINESS TRAVEL HOLDINGS LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

HOGG ROBINSON (TRAVEL) LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

GUARANTORS (CONT’D):

HOGG ROBINSON GROUP LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

HOGG ROBINSON LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

HOGG ROBINSON MONEY MATTERS LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

HRG DEBTCO LIMITED

By:	/s/ Eric J. Bock
Name:Eric J. Bock
Title: Authorised Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent

By:	/s/ Lisa Hanson
Name:Lisa Hanson
Title: Authorized Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Tranche B-3 Term Lender

By:	/s/ Maya Venkatraman
Name:Maya Venkatraman
Title: Authorized Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

APOLLO CREDIT STRATEGIES MASTER FUND LTD.,
as a Lender

By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

APOLLO PPF CREDIT STRATEGIES, LLC,
as a Lender

By: Apollo PPF Credit Strategies Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

AOP LOANCO, L.P.,
as a Lender

By: Apollo Origination Advisors, L.P., its general partner

By: AOP Advisors GP, LLC, its general partner

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

[Signature Page to GBT Refinancing Amendment No. 1]

APOLLO ACCORD+ AGGREGATOR A, L.P.,
as a Lender

By: Apollo Accord+ Advisors, L.P., its general partner

By: Apollo Accord+ Advisors GP, LLC, its general partner

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

APOLLO CREDIT MASTER FUND LTD.,
as a Lender

By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

APOLLO MOULTRIE CREDIT FUND, L.P.,
as a Lender

By: Apollo Moultrie Credit Fund Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

[Signature Page to GBT Refinancing Amendment No. 1]

APOLLO LINCOLN FIXED INCOME FUND, L.P.,
as a Lender

By: Apollo Lincoln Fixed Income Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

APOLLO CENTRE STREET PARTNERSHIP, L.P.,
as a Lender

By: Apollo Centre Street Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

ATHORA LUX INVEST S.C.Sp., a reserved alternative investment fund in the form of a Luxembourg special limited partnership (société en commandite spéciale), acting in respect of its compartment, Athora Lux Invest – Loan Origination, acting through its managing general partner Athora Lux Invest Management and represented by its delegate portfolio manager, Apollo Management International LLP, as a Lender

By: Apollo Management International LLP, its Portfolio Manager

By:	/s/ Joseph D. Glatt
Name:Joseph D. Glatt
Title: Vice President

[Signature Page to GBT Refinancing Amendment No. 1]

ASOF HOLDINGS II, L.P., By: ASOF Investment Management LLC, its manager, as a Lender

By:	/s/ Craig Snyder
Name:Craig Snyder
Title: Authorized Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

ASOF II HOLDINGS II, L.P., By: ASOF Investment Management LLC, its manager, as a Lender

By:	/s/ Craig Snyder
Name:Craig Snyder
Title: Authorized Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

ASOF II A HOLDINGS II, L.P., By: ASOF Investment Management LLC, its manager, as a Lender

By:	/s/ Craig Snyder
Name:Craig Snyder
Title: Authorized Signatory

[Signature Page to GBT Refinancing Amendment No. 1]

SCHEDULE 2.01(c)

TRANCHE B-3 TERM COMMITMENTS FOR REPLACEMENT TERM LOANS

(AS OF THE TRANCHE B-3 TERM AMENDMENT EFFECTIVE TIME

IMMEDIATELY PRIOR TO BORROWING OF

TRANCHE B-3 TERM LOANS PURSUANT TO REFINANCING AMENDMENT NO. 1)

Tranche B-3 Term Lender	Tranche B-3 Term Commitment	Pro Rata Share
APOLLO CREDIT STRATEGIES MASTER FUND LTD.	$68,854,000.00	11.533333334%
APOLLO PPF CREDIT STRATEGIES, LLC	$8,358,000.00	1.400000000%
AOP LOANCO, L.P.	$41,193,000.00	6.900000000%
APOLLO ACCORD+ AGGREGATOR A, L.P.	$27,462,000.00	4.600000000%
APOLLO CREDIT MASTER FUND LTD.	$13,731,000.00	2.300000000%
APOLLO MOULTRIE CREDIT FUND, L.P.	$5,970,000.00	1.000000000%
APOLLO LINCOLN FIXED INCOME FUND, L.P.	$7,164,000.00	1.200000000%
APOLLO CENTRE STREET PARTNERSHIP, L.P.	$11,343,000.00	1.900000000%
ATHORA LUX INVEST S.C.Sp., a reserved alternative investment fund in the form of a Luxembourg special limited partnership (société en commandite spéciale), acting in respect of its compartment, Athora Lux Invest – Loan Origination, acting through its managing general partner Athora Lux Invest Management and represented by its delegate portfolio manager, Apollo Management International LLP	$14,925,000.00	2.500000000%
ASOF Holdings II, L.P.	$99,500,000.00	16.666666666%
ASOF II Holdings II, L.P.	$49,750,000.00	8.333333334%
ASOF II A Holdings II, L.P.	$49,750,000.00	8.333333333%
Morgan Stanley Senior Funding, Inc.	$199,000,000.00	33.333333333%
TOTAL:	$597,000,000.00	100.000000000%

ANNEX A

Section 2.19.Benchmark Replacement Setting.  Notwithstanding anything to the contrary herein or in any other Loan Document, solely with respect to the Tranche B-3 Term Facility:

(a)Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the date (the “Benchmark Transition Date”) that is the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Tranche B-3 Term Lenders without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Tranche B-3 Term Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Tranche B-3 Term Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans.  During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(c)Term SOFR Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if (i) the Benchmark Transition Date has occurred and as a result the then-current Benchmark is being determined in accordance with clause (1)(b) of the definition of “Benchmark Replacement”, and (ii) the Administrative Agent subsequently determines, in its sole discretion, that (w) Term SOFR is or has becomes available, (x) there is currently a market for U.S. dollar-denominated syndicated credit facilities utilizing Term SOFR as a Benchmark, (y) Term SOFR is being recommended as the Benchmark for U.S. dollar-denominated syndicated credit facilities by the Relevant Government Authority and (z) Term SOFR and the application thereof is administratively feasible for the Administrative Agent (as determined by the Administrative Agent in its sole discretion), then clause (1)(a) of the definition of “Benchmark Replacement” will, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Loan Document, replace such then-current Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings on and from the beginning of the next Interest Period or, as the case may be, Available Tenor so long as the Administrative Agent notifies the Borrower and the Tranche B-3 Term Lenders prior to the commencement of such next Interest Period or, as the case may be, Available Tenor.

(d)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Tranche B-3 Term Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Tranche B-3 Term Lender (or group of Tranche B-3 Term Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.19.

(f)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(g)Definitions.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that, if a replacement of the Benchmark has occurred pursuant to this Section 2.19, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)For purposes of clause (a) of this Section 2.19, the first alternative set forth below that can be determined by the Administrative Agent:

(a)the sum of: (i) Term SOFR and (ii) 0.10%, or

(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section 2.19; and

(2)For purposes of clause (b) of this Section 2.19, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark, or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th)

Business Day after the date notice of such Early Opt-in Election is provided to the Tranche B-3 Term Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Tranche B-3 Term Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Tranche B-3 Term Lenders.

“Early Opt-in Election” means the occurrence of:

(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Tranche B-3 Term Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR for the applicable Class of Loans.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.